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                                                                    EXHIBIT 23.7

                                                              September 19, 1995

First Data Corporation
401 Hackensack Avenue
Hackensack, New Jersey 07601

Ladies and Gentlemen:

  We hereby consent to the references to our firm in the joint proxy statement and prospectus of First Data Corporation ("First Data") and First Financial Management Corporation ("First Financial") included in the Registration Statement on Form S-4 filed by First Data with respect to the proposed merger of First Financial with a subsidiary of First Data, and expressly consent to the summarization therein of an opinion to be given by our firm concerning certain federal income tax consequences of such merger.

                                          Your very truly,

                                          Sutherland, Asbill & Brennan

                                              /s/ George L. Cohen
                                          By: _________________________________
                                            George L. Cohen